Exhibit 10.7

CONSOLIDATED PROMISSORY NOTE

SEPTEMBER 30, 2024

FOR VALUE RECEIVED and between the parties described herein, the undersigned, AMERICAN BATTERY MATERIALS, INC. a Delaware corporation (“the Borrower”), promises to pay the principal sum of Seven Hundred Thirty-Three Thousand Four Hundred Thirty Six Dollars and 26/100 cents ($733,436.26) (the “Principal Amount”), to the order of David Graber, personally, (“Lender”) (the “Note”). This Note is a consolidation of the following notes previously issued to the Lender and replaces such prior notes:

Note Date	Note Amount
5/16/2024	$99,182
6/18/2024	$80,000
7/11/2024	$200,000
8/19/2024	$150,000
8/28/2024	$35,000

The prior notes mature on September 30, 2024, and as a condition of the consolidation and extension under March 31, 2025 the balance due under the prior notes is increased by a total $162,254.52 and the Borrower shall grant the Lender 146,687 shares of Common Stock.

1.	Interest. This Note shall carry simple interest of ten percent (10%)

2.	Repayment and Conversion.

2.1.	This principal and any interest shall be due on or before the Maturity Date, as defined herein, and there shall be no pre-payment penalty.

2.2.	The date of maturity of the Note shall be March 31, 2025.

2.3.	All payments of principal and interest hereunder are payable in lawful money of the United States of America and shall be made by wire transfer to the account of Lender pursuant to wiring instructions to be provided to Borrowers at Closing or to such other accounts as may be instructed by Lender.

2.4.	Upon commencement of any additional financing by the Company, this Note shall be automatically converted into such instrument(s) being offered by the Company in such subsequent round as if the Holder subscribed to such offering in the amount of the principal sum and accrued interest of the Note.

3.	Borrowers’ Waiver of Certain Rights.

3.1.	Borrowers and each surety, endorser and guarantor hereof hereby waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, demand for payment, protest, notice of protest and notice of dishonor, to the extent permitted by law. Borrowers further waive trial by jury. No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Borrowers’ obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrowers under this Note.

3.2.	Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with the Note or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note. The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

4.	Representations of the Borrower.

5.	Transferability of the Note. This Note shall only be transferable upon the explicit written consent of the Borrower.

6.	Reserved.

7.	Right of Setoff or Any Defense. Borrowers are hereby prohibited from exercising against Lender, any right or remedy which it might otherwise be entitled to exercise against Lender, including, without limitation, any right of setoff or any defense. Any other claim that Borrowers may have, arising from or related to the transaction evidenced by this Note and the Agreement shall be asserted only against the Lender.

8.	Favored Nations. During the period where any monies are owed to the Lender pursuant to the Note, if the Company engages in any e financing transactions with a third party investor, the Company will provide the Buyer with written notice (the “MFN Notice”) thereof promptly but in no event less than five (5) days prior to closing any financing transactions. Included with the MFN Notice shall be a copy of all documentation relating to such financing transaction and shall include, upon written request of the Buyer, any additional information related to such subsequent investment as may be reasonably requested by the Buyer. In the event the Buyer determines that the terms of the subsequent investment are preferable to the terms of the securities of the Company issued to the Buyer pursuant to the terms of this Agreement, the Buyer will notify the Company in writing. Promptly after receipt of such written notice from the Buyer, the Company agrees to amend and restate the Securities (which may include the conversion terms of the Note), to be identical to the instruments evidencing the subsequent investment. Notwithstanding the 14 foregoing, this Section 5(e) shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock. “Exempt Issuance” means the issuance of: (a) shares of Common Stock or options to employees, officers, consultants, advisors or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the members of the Board of Directors or a majority of the members of a committee of directors established for such purpose, and (b) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

9.	Binding Effect. This Note shall be binding on the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

10.	Mutually Constructed. This Note shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

11.	Governing Law. This Note shall be governed by the laws of the State of Connecticut without regard to choice of law consideration. Borrowers hereby irrevocably consent to the jurisdiction of the courts of the State of Connecticut and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the Agreement.

12.	Notification and Rights to Modify or Change Note. This Note may not be changed or terminated orally. Any changes or modifications must be acknowledged and accepted by both parties in writing.

13.	General. A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision to the extent legally permissible and otherwise as it may apply to other persons or circumstances.

14.	JURY TRIAL WAIVER. BORROWERS AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWERS OR THE HOLDER OF THIS NOTE ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BORROWERS AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWERS ACKNOWLEDGE AND AGREES THAT AS OF THE DATE HEREOF THERE ARE NO DEFENSES OR OFFSETS TO ANY AMOUNTS DUE IN CONNECTION WITH THE LOAN. FURTHER, BORROWERS WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWERS ACKNOWLEDGE AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWERS IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.

15.	To facilitate execution, this Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Further, this Agreement may be executed by facsimile or other electronic signatures and such signatures shall be deemed to be the original signatures of the parties.

[THIS SPACE LEFT INTENTIONALLY BLANK SIGNATURE PAGE TO FOLLOW]

[Signature Page ABM Promissory Note]

IN WITNESS WHEREOF, the parties have executed and delivered this promissory Note on the date signed by the Lender.

LENDER
DAVID GRABER, PERSONALLY

/s/ David Graber		Date:	11/5/2024
Name:	David Graber
Title:	Chief Executive Officer

AMERICAN BATTERY MATERIALS, INC.

/s/ Agustin Cabo		Date:	11/5/2024
Name:	Agustin Cabo
Title:	Chief Financial Officer